SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 29, 2004

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Item 5. Other Events

See TECO Energy, Inc.’s Press Release dated July 29, 2004, filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing that TECO Energy, Inc. has entered into a supplemental term sheet for the transfer of the Union and Gila River Power Stations to the lending banks.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated July 29, 2004 announcing that TECO Energy, Inc. has entered into a supplemental term sheet for the transfer of the Union and Gila River Power Stations to the lending banks.

99.2	The following portions of the Press Release dated July 29, 2004, reporting on TECO Energy, Inc.’s financial results for the six-month period ended June 30, 2004, are deemed filed rather than furnished:

•	Consolidated Statements of Income (Unaudited) for the three months and six months ended June 30, 2004 and 2003

•	Consolidated Balance Sheets (Unaudited) at June 30, 2004 and December 31, 2003

•	Consolidated Statements of Cash Flows (Unaudited) for the three months and six months ended June 30, 2004 and 2003

•	Segment Information (Unaudited) for the three months and six months ended June 30, 2004 and 2003

•	Tampa Electric Company Electric Operating Statistics (Unaudited) for the three months and six months ended June 30, 2004 and 2003

•	Peoples Gas System Gas Operating Statistics (Unaudited) for the three months and six months ended June 30, 2004 and 2003

Item 12 - Results of Operations and Financial Condition

See the Press Release dated July 29, 2004, included as Exhibit 99.2 and incorporated herein by reference, reporting on TECO Energy, Inc.’s financial results for the six-month period ended June 30, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2004	TECO ENERGY, INC.
Registrant

	By:	/s/ G. L. GILLETTE
G. L. GILLETTE Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release dated July 29, 2004 announcing that TECO Energy, Inc. has entered into a supplemental term sheet for the transfer of the Union and Gila River Power Stations to the lending banks.

99.2	Press Release dated July 29, 2004, reporting on TECO Energy, Inc.’s financial results for the six-month period ended June 30, 2004 (furnished under Item 12 except for those portions identified as filed under Item 7).

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